EXHIBIT 24

USFreightways Corporation

Power of Attorney

The undersigned hereby constitutes and appoints Christopher L. Ellis, Robert S. Owen and Richard C. Pagano, or each of them, my true and lawful attorneys-in-fact and agents, with full power of substitution, to execute on my behalf, individually and in all capacities as an officer or director of USFreightways Corporation, an Annual Report on Form 10-K, and all amendments thereto, for the year ended December 31, 2002, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with all requirements of the Securities and Exchange Commission, as fully and to all intents and purposes as each might or could do in person, and the undersigned hereby ratifies and confirms each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney on the 24th day of February, 2003.

Signatures	Title

/s/ SAMUEL K. SKINNER	Chairman of the Board, President and
Chief Executive Officer and Director
/s/ ROBERT V. DELANEY	Director
/s/ MORLEY KOFFMAN	Director
/s/ PAUL J. LISKA	Director
/s/ ANTHONY J. PAONI	Director
/s/ JOHN W. PUTH	Director
/s/ NEIL A. SPRINGER	Director
/s/ STEPHEN B. TIMBERS	Director
/s/ WILLIAM N. WEAVER, JR.	Director

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